April 17, 2008

FLORIDA DEPARTMENT OF STATE
Division of Corporations

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
3129 TYRONE BLVD.
ST. PETERSBURG, FL 33710

Re: Document Number G48025

The Articles of Amendment to the Articles of Incorporation for JOMAR SPECIALTIES, INC. which changed its name to GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC., a Florida corporation, were filed on April 16, 2008.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H08000098842.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Regulatory Specialist II
Division of Corporations

Letter Number: 608A00023038

P.O BOX 6327 – Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 16, 2008, to Articles of Incorporation for JOMAR SPECIALTIES, INC. which changed its name to GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H08000098842. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is G48025.

Authentication Code: 608A00023038-041708-G48025 -1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Seventeenth day of April, 2008

GREAT SEAL OF THE STATE OF FLORIDA — IN GOD WE TRUST

Kurt S. Browning
Secretary of State

Articles of Amendment

to

Amended and Restated Articles of Incorporation

of

JOMAR Specialties, Inc.

G48025

1. Pursuant to the provisions of section 607.10006, Florida Statutes, JOMAR Specialties, Inc. (the "Company") adopts the following amendment to its Amended and Restated Articles of Incorporation:

a. Article I of the Amended and Restated Articles of Incorporation is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

> "The name of the corporation shall be Great East Bottles & Drinks (China) Holdings, Inc. and shall be governed by Title XXXVI, Chapter 607 of the Florida Statutes."

b. Article III of the Amended and Restated Articles of Incorporation is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

> "The total authorized capital stock of the corporation shall be Three Hundred Seventy-Five Million (375,000,000) shares of $.01 par value common stock, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the board of directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.
>
> Each share of the corporation's common stock, $0.01 par value per share (the "Old Common Stock"), issued and outstanding as of the close of business on April 26 2008 (the "Split Effective Date"), will be automatically reclassified as and converted into five shares of common stock, par value $0.01 per share, of the corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Split Effective Date, represented shares of the Old

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Common Stock will, from and after the Split Effective Date, automatically and without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate."

2. The amendments to Article I and Article III of the Amended and Restated Articles of Incorporation were adopted by the written consent of the sole director of the Company on April 16, 2008.

3. The amendment to Article I of the Amended and Restated Articles of Incorporation was approved by the shareholders of the Company on April 16, 2008. The number of votes cast for such amendment by the shareholders was sufficient for approval.

4. The amendment to Article III of the Amended and Restated Articles of Incorporation was approved without shareholder action and shareholder action was not required.

In witness whereof, these Articles of Amendment to the Amended and Restated Articles of Association of the Company have been signed by the Chief Executive Officer of the Company as of April 16, 2008.

JOMAR Specialties, Inc.

By: ____________________
Name: Stetson Chung
Title: Chief Executive Officer

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